Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

IN RE:	)	Chapter 11
)
SEA CONTAINERS LTD., et al,	)	Case No. 06-11156 (KJC)
)
Debtors.	)	(Jointly Administered)
)
)

ORDER

AND NOW, this 19th day of September, 2008, upon consideration of the Debtors’ Motion for Order Approving Settlement Regarding Pension Claims (Docket No. 1458)(the “Settlement Motion”), the Objection to the Settlement Motion (Docket No. 1862) filed by the Official Committee of Unsecured Creditors of Sea Containers Ltd. (the “SCL Committee”), the reply briefs thereto filed by the Debtors (Docket No. 1826) and the Official Committee for Unsecured Creditors of Sea Containers Services Ltd (the “SCSL Committee”), and after an evidentiary hearing held on May 28 and 29, 2008, and for the reasons set forth in the foregoing Memorandum, it is hereby ORDERED and DECREED that the Objection by the SCL Committee is OVERRULED and the Settlement Motion is hereby GRANTED.

BY THE COURT

/s/ Kevin J. Carey
KEVIN J. CAREY, CHIEF JUDGE UNITED STATES BANKRUPTCY COURT

cc: Edmon L. Morton, Esquire(1)

(1) Counsel shall serve a copy of this Order and the accompanying Memorandum on all interested parties and file a Certificate of Service with the Court.